Exhibit 10.23

VALUE SHARING EQUITY PROGRAM AWARD SHARES AGREEMENT

DDR Corp., an Ohio corporation (the “Company”), has granted to                      (the “Holder”),                      (                    ) of the Company’s Common Shares, $0.10 par value per share (the “Award Shares”). The Award Shares have been granted pursuant to the Company’s                      Plan (the “Plan”) and the Company’s Value Sharing Equity Program (the “Program”), and the Award Shares are subject to all provisions of the Plan and the Program, which are hereby incorporated herein by reference, and to the following provisions of this Value Sharing Equity Program Award Shares Agreement (the “Agreement”) (capitalized terms not defined herein are used as defined in the Plan):

§1. Vesting. The Award Shares will vest in annual 20% increments with the first                     (                    ) Award Shares vesting on                      (each such date a “Vesting Date”).

§2. Purchase Price. The purchase price of the Award Shares is $0.

§3. Termination of Employment. Subject to the terms of a Holder’s Individual Agreement, if any, if the Holder’s employment by the Company or any Subsidiary or Affiliate terminates prior to all of the Award Shares vesting, the Award Shares will vest or be forfeited as follows:

(a) Termination by Death. If the Holder’s employment with the Company or any Subsidiary or Affiliate terminates by reason of death, all Award Shares shall vest and any restriction shall lapse.

(b) Termination by Reason of Disability. If the Holder’s employment with the Company or any Subsidiary or Affiliate terminates by reason of Disability, all Award Shares shall vest and any restriction shall lapse.

(c) Termination Without Cause After a Change in Control or 409A Change in Control. The provisions of Section                      of the Plan shall be applicable regarding the Award Shares only if, within two (2) years following a Change in Control or 409A Change in Control, the Holder’s employment with the Company or any Subsidiary or Affiliate is terminated without Cause.

(d) Termination Without Cause Other than After a Change in Control or 409A Change in Control. Unless otherwise determined by the Committee, if the Holder’s employment with the Company or any Subsidiary or Affiliate is terminated without Cause and Section 3(c) above does not apply, all unvested Award Shares shall not be forfeited by the Holder, but instead such unvested Award Shares shall remain outstanding and shall continue to vest according to the vesting schedule described in Section 1 above.

(e) Other Termination. Unless otherwise determined by the Committee, if the Holder’s employment with the Company or any Subsidiary or Affiliate terminates other than in the circumstances described in paragraphs (a), (b), (c) or (d) of this Section 3, any Award Shares which are unvested or subject to restrictions at the time of termination will be forfeited upon termination.

(f) Leave of Absence. If the Holder is granted a leave of absence by the Company or any Subsidiary or Affiliate, his or her employment will not be considered terminated, and he or she will continue to be deemed an employee of the Company or Subsidiary or Affiliate during such leave of absence or any extension thereof granted by the Company, Subsidiary or Affiliate for purposes of the Plan.

§4. Dividends. All dividends payable on the Award Shares (whether or not vested) will be payable in the same manner as paid to other shareholders. All cash dividends payable on unvested Award Shares shall be paid in unrestricted cash. In the case of dividends payable on unvested Award Shares in shares or other property, the shares or other property so payable shall be subject to the same restrictions and other terms and conditions that apply to the Award Shares unless otherwise determined by the Committee or the Board at the time the dividend is authorized.

§5. Taxes. The Holder hereby agrees to pay to the Company, in accordance with the terms of the Plan and the Program, any federal, state or local taxes of any kind required by law to be withheld and remitted by the Company with respect to the Award Shares. The Holder may satisfy such tax obligation, in whole or in part, by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon vesting of the Award Shares with a Fair Market Value equal to the amount of such taxes, or (b) delivering to the Company other Shares with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined. If the Holder does not make such payment to the Company, the Company shall have the right to withhold from any payment of any kind otherwise due to the Holder from the Company, any federal, state or local taxes of any kind required by law to be withheld with respect to the award or vesting of the Award Shares.

§6. Deferral. The Holder may, in his or her sole discretion, with respect to this award of Award Shares, elect to participate in any equity deferred compensation plan established by the Company, in which case such plan shall govern amounts deferred.

§7. Subject to the Plan. This Agreement is made and the Award Shares evidenced hereby are granted under and pursuant to, and they are expressly made subject to all of the terms and conditions of, the Plan, notwithstanding anything herein to the contrary. The Holder hereby acknowledges receipt of a copy of the Plan and that the Holder has read and understands the terms and conditions of the Plan.

§8. Securities Law Compliance.

(a) The Holder agrees that the Company may impose such restrictions on the Shares as are deemed advisable by the Company, including, without limitation, restrictions relating to listing or trading requirements. The Holder further agrees that certificates representing the Shares may bear such legends and statements as the Company shall deem appropriate or advisable to assure, among other things, compliance with applicable securities laws, rules and regulations.

(b) The Holder agrees that any Shares which the Holder may acquire by virtue of this Agreement may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the Holder unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to such Shares has become effective so as to permit the sale or other disposition of such Shares by the Holder, or (ii) there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or other proposed disposition of such Shares by the Holder may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to such Shares under the Securities Act of 1933, as amended.

§9. Rights of the Holder. The granting of the Award Shares shall in and of itself not confer any right of the Holder to continue in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Holder’s employment at any time, subject to the terms of any employment agreement between the Company and the Holder.

§10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, except to the extent otherwise governed by Federal law.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties have subscribed their names hereto.

DDR Corp., an Ohio corporation

By:
Name:
Title:
DATE OF GRANT:

Holder’s Signature: